UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2006

Natrol, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

As discussed in Item 5.02 below, on September 15, 2006, Joel A. Katz was appointed to the board of directors of Natrol, Inc.  In connection with this appointment, on September 19, 2006, the compensation committee of the board of directors approved the following compensation arrangement for Mr. Katz:

Annual Retainer Fee:	$20,000
Stock Option Grant:	150,000 options to purchase Natrol Common Stock at an exercise price of $1.95 per share, vesting quarterly from December 2006 to June 2008

Item 5.02             Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On September 15, 2006, Dennis R. Jolicoeur, Natrol’s chief financial officer, resigned from the board of directors of Natrol, effective upon appointment of his successor.  On such date, upon the recommendation of the nominating and governance committee, the board of directors appointed Joel Katz to replace Mr. Jolicoeur as a Class I Director.  Mr. Katz will hold office as a Class I Director until the 2008 annual meeting of stockholders or until his earlier resignation or removal.  Mr. Katz will not serve on any committees of the board of directors.  Natrol anticipates engaging Mr. Katz’s firm, Greenberg Traurig, for future legal services.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2006	NATROL, INC.

	By:	/s/ Dennis Jolicoeur
Dennis Jolicoeur
Executive Vice President, Chief Financial Officer and Treasurer